UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2008 (January 17, 2008)

Realogy Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Campus Drive Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 407-2000

(Registrant's telephone number, including area code)

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer, and other members of management of Realogy Corporation (the “Company” or “Realogy”) will be meeting with investors at the JP Morgan High Yield Conference being held in Miami, Florida on January 22-24, 2008. In anticipation of those meetings, Realogy today announced that based upon its unaudited preliminary results for the full year 2007:

➢	Adjusted EBITDA for 2007 was $704 million—within the $700 to $725 million guidance disclosed to Realogy’s bondholders on November 15, 2007;

➢	Its cash balance was approximately $165 million at December 31, 2007; and

➢	Its $750 million revolving credit facility was undrawn at December 31, 2007.

Please see Exhibit 99.1, which is incorporated herein by reference, for a definition of Adjusted EBITDA as used herein and a reconciliation of the preliminary 2007 Adjusted EBITDA as used herein to the preliminary 2007 income (loss) before income taxes and minority interest.

The preliminary full year 2007 results have not yet been finalized by management and have not been audited by our independent registered public accounting firm. When our actual results for 2007 are finalized, they will be audited and will include any adjustments necessary, in the opinion of management, for a fair presentation of such information. Our actual audited full year 2007 financial results could vary materially from those included in this report.

Realogy expects to release its audited full year 2007 results in mid-March 2008 and to hold a conference call at that time to review its results.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 17, 2008, Realogy’s Board of Directors appointed Dea Benson as Senior Vice President, Chief Accounting Officer and Controller, effective February 4, 2008.

Prior to being named Chief Accounting Officer of the Company, Ms. Benson, age 53, served from September, 2007 to January 2008 as Chief Accounting Officer of Genius Products, Inc., the managing member and minority owner of Genius Products, LLC, an independent home entertainment distributor. For more than 11 years prior thereto, Ms. Benson held various financial and accounting positions with DreamWorks SKG/Paramount Pictures, most recently from November 2002 to January 2006 as Controller of DreamWorks SKG and from February 2006 to December 2006 as divisional CFO of the Worldwide Home Entertainment division of Paramount Pictures, subsequent to Paramount’s acquisition of DreamWorks SKG. Ms. Benson is a certified public accountant.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Regulation FD Disclosure

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Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual results, performance or achievements to differ materially from those expressed in such forward-looking statements include but are not limited to: finalization of our financial results for the year ended December 31, 2007; our substantial leverage; continuing adverse developments in the residential real estate markets; limitations on flexibility in operating our business due to restrictions contained in our debt agreements; adverse developments in general business, economic and political conditions, including changes in short-term or long-term interest rates or mortgage lending practices, and any outbreak or escalation of hostilities on a national, regional and international basis; our failure to complete future acquisitions or realize anticipated benefits from completed acquisitions; our failure to maintain or acquire franchisees and brands or the inability of franchisees to survive in the current real estate downturn and other risk factors discussed in the Registration Statement of Form S-4, as amended, declared effective by the Securities and Exchange Commission (the “SEC”) on January 9, 2008 and in the periodic reports filed from time to time by Realogy with the SEC.

In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Current Report on Form 8-K may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report on Form 8-K. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Realogy’s filings with the SEC, including Realogy’s Registration Statement of Form S-4, as amended, declared effective by the SEC on January 9, 2008, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Except for Realogy’s ongoing obligations to disclose material information under the federal securities laws, Realogy undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY CORPORATION

	By:	/s/ Anthony E. Hull
Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer

Date: January 18, 2008

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